spōk[SM]

Spok 2023 Long Term Incentive Plan (LTIP) Payout Scale

Adjusted EBITDA (100%)[1]			
($ in millions)			
	Result	Performance	Payout
Over Perform	$83.377	110.0%	130.0%
	$79.587	105.0%	120.0%
	$77.692	102.5%	110.0%
	$76.555	101.0%	105.0%
Target	**$75.797**	**100.0%**	**100.0%**
Under Perform	$72.007	95.0%	95.0%
	$68.218	90.0%	90.0%
	$64.428	85.0%	85.0%
	$60.638	80.0%	80.0%
	< $60.638	< 80.0%	0.0%

follows:

		2023
EBITDA	$	20,863
Stock Based Compensation	$	3,727
Severance and Restructuring	$	444
Adjusted EBITDA	$	25,034

		2024
EBITDA	$	20,784
Stock Based Compensation	$	3,826
Severance and Restructuring	$	991
Adjusted EBITDA	$	25,600

		2025
EBITDA	$	21,102
Stock Based Compensation	$	3,826
Severance and Restructuring	$	235
Adjusted EBITDA	$	25,163

		Cumulative
EBITDA	$	62,749
Stock Based Compensation	$	11,379
Severance and Restructuring	$	1,669
Adjusted EBITDA	$	75,797